Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION reports

second quarter 2017 earnings of $0.08 per diluted share

•	Portfolio loans increased nearly $57 million since June 2016.
•	Deposits increased over $117 million during the last 12 months.
•	Other real estate owned (OREO) declined to less than $0.3 million due to the sale of a $2.4 million foreclosed property.

JACKSONVILLE, Fla. (July 25, 2017) – Atlantic Coast Financial Corporation (Atlantic Coast or the Company, NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the Bank), today reported earnings per diluted share of $0.08 and $0.17 for the three and six months ended June 30, 2017, respectively, compared with earnings of $0.09 and $0.19 for the three and six months ended June 30, 2016, respectively.

Commenting on the Company's results, John K. Stephens, Jr., President and Chief Executive Officer, said, "Atlantic Coast again delivered a solid financial and operational performance in the second quarter of 2017, driven by continued momentum in portfolio lending and deposit growth. These increases underscore the success of our strategy to shift to a commercial business banking franchise and to expand our platform to attractive new markets in central Florida, while we continue to capitalize on our increasing standing in all of our markets. At the same time, we are pleased to note overall credit quality remained stable, while the sale of our last significant foreclosed property resulted in the lowest level of OREO in more than 10 years. Looking forward, our pipelines and new business development efforts are robust and we remain excited about the growth opportunities within our footprint, especially considering our growing focus on commercial lending. I believe our strengths position us well to achieve our aspirational goals and we have the team, talent and tools needed to do so."

Other significant highlights of the second quarter and first half of 2017 included:

•	Net interest income improved to $6.7 million and $13.0 million for the three and six months ended June 30, 2017, respectively, from $6.4 million and $12.5 million for the three and six months ended June 30, 2016, respectively. Net interest margin was 3.19% for each of the three and six months ended June 30, 2017, respectively, up from 3.06% and 3.03% for the three and six months ended June 30, 2016, respectively.

•	Total loans (including portfolio loans, loans held-for-sale, and warehouse loans held-for-investment) increased 8% to $788.2 million at June 30, 2017, from $727.0 million at December 31, 2016, and 4% from $758.6 million at June 30, 2016. The Company's loan growth since both June 30, 2016 and December 31, 2016, was driven primarily by increased commercial real estate lending in all of its markets. This growth was somewhat offset by portfolio mortgage loan sales as part of the Company's interest rate risk and balance sheet management strategies.

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

•	Deposits increased 10% to $687.8 million at June 30, 2017, from $628.4 million at December 31, 2016, and 21% from $570.5 million at June 30, 2016. Deposits, excluding brokered deposits, increased 16% to $647.4 million at June 30, 2017, from $558.0 million at December 31, 2016, and 25% from $517.0 million at June 30, 2016. Wholesale funding, which includes brokered deposits and Federal Home Loan Bank advances, decreased 33% to $172.8 million at June 30, 2017, from $259.2 million at December 31, 2016, and 45% from $315.1 million at June 30, 2016. The increase in non-brokered deposits, and resulting decreased reliance on wholesale funding, was driven primarily by the Company's commercial deposit strategies put in place during 2016.

•	Total assets increased to $912.6 million at June 30, 2017, from $907.5 million at December 31, 2016, primarily due to increases in portfolio loans, which were partially offset by a decrease in cash and cash equivalents, investment securities and other loans (loans held-for-sale and warehouse loans held-for-investment), and decreased from $921.8 million at June 30, 2016, primarily due to a decrease in investment securities and other loans, which were partially offset by an increase in portfolio loans and cash and cash equivalents.

•	Nonperforming assets, as a percentage of total assets, were 1.10% at June 30, 2017, compared with 1.44% at December 31, 2016, and 0.67% at June 30, 2016. Because of the Company's generally stable credit quality throughout 2016 and continuing through the first half of 2017 due to an overall slowing pace of loan reclassifications to nonperforming, the Company was able to reduce its loan loss provision for the three and six months ended June 30, 2017, compared with the same periods in 2016, while maintaining, in management's view, an adequate ratio of allowance for portfolio loan losses to total portfolio loans.

•	The Bank's ratios of total risk-based capital to risk-weighted assets and Tier 1 (core) capital to adjusted total assets were 12.94% and 10.06%, respectively, at June 30, 2017, and each continued to exceed the levels – 10% and 5%, respectively – currently required for the Bank to be considered well-capitalized.

Tracy L. Keegan, Executive Vice President and Chief Financial Officer, added, "Improving net interest margin for both the second quarter and year-to-date period compared with the same periods last year again highlights our operational performance and momentum. With respect to margin, we were pleased to achieve 13 and 16 basis point improvements, respectively, as we continue to reduce our total cost of funds and grow higher-yielding assets. However, competitive conditions continue to be a factor in pricing both loans and deposits and is something that we continually monitor regarding its impact on margin going forward. While all banks are subject to similar pricing issues, we remain confident in Atlantic Coast's specific strategies to drive long-term growth and improved shareholder value."

Bank Regulatory Capital	At
Key Capital Measures	June 30, 2017	Dec. 31, 2016	June 30, 2016
Total risk-based capital ratio (to risk-weighted assets)	12.94%	14.83%	12.49%
Common equity tier 1 (core) risk-based capital ratio (to risk-weighted assets)	11.83%	13.58%	11.36%
Tier 1 (core) risk-based capital ratio (to risk-weighted assets)	11.83%	13.58%	11.36%
Tier 1 (core) capital ratio (to adjusted total assets)	10.06%	9.44%	9.06%

The year-over-year increase in capital ratios at June 30, 2017 was due primarily to an increase in capital related to higher earnings over the past year. The decrease in risk-weighted capital ratios at June 30, 2017, compared with December 31, 2016, reflected an increase in risk-weighted assets, due to growth in portfolio loans and a decrease in cash and cash equivalents and investment securities, as well as an increase in the risk weighting of certain portfolio loan categories.

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

Credit Quality	At
	June 30, 2017	Dec. 31, 2016	June 30, 2016
	(Dollars in millions)
Nonperforming loans	$9.8	$10.1	$3.4
Nonperforming loans to total portfolio loans	1.36%	1.57%	0.51%
Other real estate owned	$0.3	$2.9	$2.7
Nonperforming assets	$10.1	$13.0	$6.1
Nonperforming assets to total assets	1.10%	1.44%	0.67%
Troubled debt restructurings performing for less than 12 months under terms of modification (1)	$17.2	$14.6	$5.1
Troubled debt restructurings performing for more than 12 months under terms of modification	$15.9	$20.3	$29.8

(1)	Includes $7.8 million, $7.9 million, and $0.8 million of nonperforming loans at June 30, 2017, December 31, 2016, and June 30, 2016, respectively.

While nonperforming assets have declined for three consecutive quarters, the current level exceeded that of the year-earlier period, reflecting the reclassification of two specific loans to nonperforming status during the third quarter of 2016. That aside, the Company's overall credit quality remains stable as the general pace of loans reclassified to nonperforming remained slow during the last 12 months. Importantly, OREO declined significantly as of June 30, 2017, compared with that at June 30, 2016 and December 31, 2016, primarily due to the sale of a $2.4 million foreclosed property in May 2017.

Provision / Allowance for Loan Losses	At and for the Three Months Ended			At and for the Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(Dollars in millions)
Provision for portfolio loan losses	$0.2	$0.1	$0.2	$0.3	$0.3
Allowance for portfolio loan losses	$8.2	$8.3	$8.0	$8.2	$8.0
Allowance for portfolio loan losses to total portfolio loans	1.14%	1.20%	1.21%	1.14%	1.21%
Allowance for portfolio loan losses to nonperforming loans	83.61%	84.67%	235.28%	83.61%	235.28%
Net charge-offs (recoveries)	$0.2	$0.0	$(0.1)	$0.2	$0.1
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	0.14%	0.00%	(0.03)%	0.07%	0.02%

The Company's provision for portfolio loan losses has trended within a relatively narrow range over the past year. It was slightly lower for the three months ended June 30, 2017, compared with the second quarter last year, and was down 17% for the first six months ended June 30, 2017, versus the first half of 2016. This reflects a trend of solid economic conditions in the Company's markets, which has led to continued low levels of net charge-offs during the last 12 months. The increase in the allowance for portfolio loan losses at June 30, 2017, compared with that at June 30, 2016, was attributable primarily to loan growth, which reflected organic growth supplemented by strategic loan purchases that were offset partially by loan sales, principal amortization, and increased prepayments of one- to four-family residential mortgages and home equity loans. Management believes the allowance for portfolio loan losses at June 30, 2017, is sufficient to absorb losses in portfolio loans as of the end of the period.

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

Net charge-offs remained at a low level during the three and six months ended June 30, 2017, but were higher compared with the same periods in 2016 and during the three months ended March 31, 2017, primarily due to the charge-off of one home equity loan and one commercial loan.

Net Interest Income	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(Dollars in millions)
Net interest income	$6.7	$6.4	$6.4	$13.0	$12.5
Net interest margin	3.19%	3.20%	3.06%	3.19%	3.03%
Yield on investment securities	2.35%	2.42%	2.08%	2.38%	2.06%
Yield on loans	4.25%	4.26%	4.38%	4.26%	4.42%
Total cost of funds	0.91%	0.80%	1.04%	0.87%	1.06%
Average cost of deposits	0.75%	0.67%	0.61%	0.72%	0.59%
Rates paid on borrowed funds	1.92%	1.77%	2.01%	1.85%	2.18%

The increase in net interest margin during the three and six months ended June 30, 2017, compared with net interest margin for the three and six months ended June 30, 2016, primarily reflected a decrease in rates paid on borrowed funds. Also contributing to the increase in net interest margin was an increase in higher-margin interest-earning assets outstanding, reflecting the Company's ongoing redeployment of excess liquidity to grow its portfolio loans, loans held-for-sale, and warehouse loans held-for-investment. The slight decrease in net interest margin during the three months ended June 30, 2017, compared with net interest margin for the three months ended March 31, 2017, reflected an increase in rates paid on funds, as well as a decrease in the yield earned on loans and investment securities.

Noninterest Income / Noninterest Expense / Income Tax Expense	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(Dollars in millions)
Noninterest income	$1.9	$2.6	$2.5	$4.5	$5.1
Noninterest expense	$6.5	$6.6	$6.6	$13.0	$12.7
Income tax expense	$0.7	$0.8	$0.8	$1.5	$1.7

The decrease in noninterest income for the three months ended June 30, 2017, compared with that of the three months ended June 30, 2016 and March 31, 2017, primarily reflected lower gains on the sale of loans held-for-sale associated with the volatility in U.S. Department of Agriculture (USDA) lending and the related gains on the sale of USDA loans, partially offset by higher gains on the sale of investment securities. The decrease in noninterest income for the three months ended June 30, 2017, compared with that of the three months ended June 30, 2016, also reflected lower gains on the sale of portfolio loans. The decrease in noninterest income for the six months ended June 30, 2017, compared with that of the six months ended June 30, 2016, primarily reflected lower gains on the sale of investment securities, lower gains on the sale of portfolio loans and reduced service charges and fees, partially offset by higher gains on the sale of loans held-for-sale.

Noninterest expense decreased nominally during the three months ended June 30, 2017, compared with that of the three months ended June 30, 2016 and March 31, 2017. The increase in noninterest expense during the six months ended June 30, 2017, compared with that of the six months ended June 30, 2016, primarily reflected increased data processing expenses associated with ongoing efforts to improve the Company's IT infrastructure, as well as increased interchange expense and other miscellaneous operating expenses.

The decrease in income tax expense for the three months ended June 30, 2017, compared with that of the three months ended June 30, 2016, as well as for the six months ended June 30, 2017, compared with that of the six months ended June 30, 2016, primarily reflected a decline in income before income tax expense, as well as a decrease in the effective tax rate.

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a Florida state-chartered commercial bank. It is a community-oriented financial institution serving the Northeast Florida, Central Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

Forward-looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are identifiable by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "plans," "intends," "projects," "targets," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: our ability to continue growing our portfolio and deposits; our ability to expand our market presence in central Florida; our ability to capitalize on our pipeline and new business opportunities; the potential impact of competitive conditions on margin; our ability to improve shareholder value; the strength of our ratio of allowance for portfolio loan losses to total portfolio loans; and the allowance for portfolio loan losses being sufficient to absorb losses in respect of portfolio loans. The Company's consolidated financial results and the forward-looking statements could be affected by many factors, including but not limited to: general economic trends and changes in interest rates; increased competition; changes in demand for financial services; the state of the banking industry generally; uncertainties associated with newly developed or acquired operations; market disruptions; and cyber-security risks. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the Securities and Exchange Commission. In particular, please refer to "Item 1A. Risk Factors" beginning on page 38 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest and dividend income:
Loans, including fees	$8,028	$7,469	$7,938	$15,497	$15,438
Securities and interest-earning deposits in other financial institutions	393	419	568	812	1,264
Total interest and dividend income	8,421	7,888	8,506	16,309	16,702

Interest expense:
Deposits	1,261	1,088	847	2,349	1,644
Securities sold under agreements to repurchase	--	--	--	--	1
Federal Home Loan Bank advances	509	428	1,254	937	2,562
Other borrowings	--	--	1	--	1
Total interest expense	1,770	1,516	2,102	3,286	4,208

Net interest income	6,651	6,372	6,404	13,023	12,494
Provision for portfolio loan losses	191	100	199	291	349
Net interest income after provision for portfolio loan losses	6,460	6,272	6,205	12,732	12,145

Noninterest income:
Service charges and fees	454	434	563	888	1,196
Gain on sale of securities available-for-sale	400	--	--	400	828
Gain on sale of portfolio loans	--	--	218	--	218
Gain on sale of loans held-for-sale	391	1,542	949	1,933	1,363
Bank owned life insurance earnings	118	117	115	235	232
Interchange fees	339	329	349	668	707
Other	217	139	355	356	566
Total noninterest income	1,919	2,561	2,549	4,480	5,110

Noninterest expense:
Compensation and benefits	3,527	3,487	3,512	7,014	6,970
Occupancy and equipment	548	555	603	1,103	1,205
FDIC insurance premiums	121	135	166	256	338
Foreclosed assets, net	219	80	254	299	254
Data processing	582	611	513	1,193	969
Outside professional services	562	537	539	1,099	1,010
Collection expense and repossessed asset losses	95	139	117	234	262
Other	842	1,006	926	1,848	1,700
Total noninterest expense	6,496	6,550	6,630	13,046	12,708

Income before income tax expense	1,883	2,283	2,124	4,166	4,547
Income tax expense	691	806	788	1,497	1,687
Net income	$1,192	$1,477	$1,336	$2,669	$2,860

Net income per basic and diluted share	$0.08	$0.10	$0.09	$0.17	$0.19

Basic and diluted weighted average shares outstanding	15,453	15,442	15,418	15,447	15,416

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	June 30, 2017	Dec. 31, 2016	June 30, 2016
ASSETS
Cash and due from financial institutions	$5,606	$3,744	$3,494
Short-term interest-earning deposits	28,580	56,149	20,001
Total cash and cash equivalents	34,186	59,893	23,495
Securities available-for-sale	40,759	65,293	78,677
Portfolio loans, net of allowance of $8,220, $8,162 and $8,030, respectively	714,370	639,245	657,625
Other loans:
Loans held-for-sale	6,528	7,147	10,135
Warehouse loans held-for-investment	67,349	80,577	90,860
Total other loans	73,877	87,724	100,995

Federal Home Loan Bank stock, at cost	6,445	8,792	11,888
Land, premises and equipment, net	14,583	14,945	15,068
Bank owned life insurance	17,770	17,535	17,302
Other real estate owned	242	2,886	2,721
Accrued interest receivable	1,921	1,979	2,261
Deferred tax assets, net	5,620	6,752	8,622
Other assets	2,810	2,415	3,157
Total assets	$912,583	$907,459	$921,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$70,673	$59,696	$54,653
Interest-bearing demand	122,107	106,004	101,410
Savings and money markets	281,961	224,987	188,187
Time	213,058	237,726	226,228
Total deposits	687,799	628,413	570,478
Federal Home Loan Bank advances	132,425	188,758	261,592
Accrued expenses and other liabilities	2,076	3,270	5,295
Total liabilities	822,300	820,441	837,365

Common stock, additional paid-in capital, retained deficit, and other equity	91,334	88,644	84,965
Accumulated other comprehensive loss	(1,051)	(1,626)	(519)
Total stockholders' equity	90,283	87,018	84,446
Total liabilities and stockholders' equity	$912,583	$907,459	$921,811

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended June 30,		At and for the Six Months Ended June 30,
	2017	2016	2017	2016
Interest rate
Net interest spread	3.05%	2.95%	3.06%	2.91%
Net interest margin	3.19%	3.06%	3.19%	3.03%
.
Average balances
Portfolio loans receivable, net	$704,914	$654,289	$679,038	$639,072
Warehouse loans held-for-investment	39,540	57,840	37,645	48,158
Total interest-earning assets	833,745	836,417	815,279	824,941
Total assets	874,401	893,272	857,159	876,758
Deposits	675,083	557,100	663,539	555,539
Total interest-bearing liabilities	713,924	753,256	699,563	738,952
Total liabilities	784,165	809,206	767,938	793,426
Stockholders' equity	90,236	84,066	89,221	83,332
.
Performance ratios (annualized)
Return on average total assets	0.55%	0.60%	0.62%	0.65%
Return on average stockholders' equity	5.28%	6.36%	5.98%	6.86%
Ratio of operating expenses to average total assets	2.97%	2.97%	3.04%	2.90%
.
Credit and liquidity ratios
Nonperforming loans	$9,831	$3,413	$9,831	$3,413
Foreclosed assets	242	2,721	242	2,721
Impaired loans	35,073	37,559	35,073	37,559
Nonperforming assets to total assets	1.10%	0.67%	1.10%	0.67%
Nonperforming loans to total portfolio loans	1.36%	0.51%	1.36%	0.51%
Allowance for loan losses to nonperforming loans	83.61%	235.28%	83.61%	235.28%
Allowance for loan losses to total portfolio loans	1.14%	1.21%	1.14%	1.21%
Net charge-offs to average outstanding portfolio loans (annualized)	0.14%	(0.03)%	0.07%	0.02%
Ratio of gross portfolio loans to total deposits	105.06%	116.68%	105.06%	116.68%
.
Capital ratios
Tangible stockholders' equity to tangible assets (1)	9.89%	9.16%	9.89%	9.16%
Average stockholders' equity to average total assets	10.32%	9.41%	10.41%	9.50%
.
Other Data
Tangible book value per share (1)	$5.80	$5.44	$5.80	$5.44
Stock price per share	7.84	5.98	7.84	5.98
Stock price per share to tangible book value per share (1)	135.07%	109.83%	135.07%	109.83%

(1)	Non-GAAP financial measure. Because the Company does not currently have any intangible assets, tangible stockholders' equity is equal to stockholders' equity, tangible assets is equal to assets, and tangible book value is equal to book value. Accordingly, no reconciliations are required for these measures.

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ACFC Reports Second Quarter 2017 Results

July 25, 2017

ATLANTIC COAST FINANCIAL CORPORATION

Average Balances, Net Interest Income, Yields Earned and Rates Paid (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$754,805	$8,028	4.25%	$725,679	$7,938	4.38%
Investment securities	49,188	289	2.35%	80,259	417	2.08%
Other interest-earning assets	29,752	104	1.39%	30,479	151	1.99%
Total interest-earning assets	833,745	8,421	4.04%	836,417	8,506	4.07%
Noninterest-earning assets	40,656			56,855
Total assets	$874,401			$893,272

Interest-bearing liabilities:
Interest-bearing demand accounts	$125,177	$161	0.51%	$103,082	$112	0.44%
Savings deposits	60,175	18	0.12%	58,417	15	0.10%
Money market accounts	201,093	445	0.88%	119,986	187	0.62%
Time deposits	221,259	637	1.15%	222,201	533	0.96%
Federal Home Loan Bank advances	106,220	509	1.92%	249,405	1,254	2.01%
Other borrowings	--	--	--%	165	1	1.62%
Total interest-bearing liabilities	713,924	1,770	0.99%	753,256	2,102	1.12%
Noninterest-bearing liabilities	70,241			55,950
Total liabilities	784,165			809,206
Total stockholders’ equity	90,236			84,066
Total liabilities and stockholders’ equity	$874,401			$893,272

Net interest income		$6,651			$6,404
Net interest spread			3.05%			2.95%
Net interest-earning assets	$119,821			$83,161
Net interest margin			3.19%			3.06%
Average interest-earning assets to average interest-bearing liabilities		116.78%			111.04%

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$728,122	$15,497	4.26%	$698,985	$15,438	4.42%
Investment securities	47,859	571	2.38%	91,774	943	2.06%
Other interest-earning assets	39,298	241	1.23%	34,182	321	1.88%
Total interest-earning assets	815,279	16,309	4.00%	824,941	16,702	4.05%
Noninterest-earning assets	41,880			51,817
Total assets	$857,159			$876,758

Interest-bearing liabilities:
Interest-bearing demand accounts	$120,491	$295	0.49%	$103,766	$226	0.44%
Savings deposits	59,367	35	0.12%	59,092	29	0.10%
Money market accounts	188,930	787	0.83%	115,781	343	0.59%
Time deposits	229,253	1,232	1.08%	225,255	1,046	0.93%
Securities sold under agreements to repurchase	--	--	--%	165	1	1.55%
Federal Home Loan Bank advances	101,521	937	1.85%	234,811	2,562	2.18%
Other borrowings	1	--	1.26%	82	1	1.62%
Total interest-bearing liabilities	699,563	3,286	0.94%	738,952	4,208	1.14%
Noninterest-bearing liabilities	68,375			54,474
Total liabilities	767,938			793,426
Total stockholders’ equity	89,221			83,332
Total liabilities and stockholders’ equity	$857,159			$876,758

Net interest income		$13,023			$12,494
Net interest spread			3.06%			2.91%
Net interest-earning assets	$115,716			$85,989
Net interest margin			3.19%			3.03%
Average interest-earning assets to average interest-bearing liabilities		116.54%			111.64%

-END-